        Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 21, 2023, with respect to the financial statements of the Citi Retirement Savings Plan, incorporated herein by reference.

/s/ KPMG LLP
New York, New York
June 4, 2024